                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       GRAY COMMUNICATIONS SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        GRAY COMMUNICATIONS SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:       9:30 a.m., local time
Date:       May 25, 2000
Place:      The Peachtree Insurance Center
            The Executive Board Room, 5th Floor
            4370 Peachtree Road, N.E.
            Atlanta, Georgia 30319
Purpose:

         -        to elect nine directors;

         - to consider and vote upon a proposal to confirm the appointment of Ernst & Young LLP as the independent auditors; and

         - to consider and act upon such other business and matters or proposals as may properly come before the meeting.

      The board of directors has fixed the close of business on March 21, 2000 as the record date for determining the holders of Gray class A common stock and class B common stock having the right to receive notice of, and to vote at, the meeting. Only holders of record of Gray class A common stock and class B common stock at the close of business on such date are entitled to notice of, and to vote at, the meeting.

      Your vote is very important. We encourage you to vote as soon as possible by one of three convenient methods: by calling the toll-free number listed on the form of proxy, by accessing the Internet site listed on the form of proxy or by signing, dating and returning the form of proxy in the enclosed postage-paid envelope.

By Order of the Board of Directors,
J. Mack Robinson
President and Chief Executive Officer

Atlanta, Georgia
March 31, 2000

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 25, 2000


GENERAL INFORMATION

      This proxy statement is being furnished to the holders of Gray class A common stock and class B common stock in connection with the solicitation of proxies by the Gray board of directors for use at the annual meeting of shareholders to be held at 9:30 a.m., local time, on May 25, 2000, at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, or any adjournment or postponement thereof.

      This proxy statement is first being mailed to Gray shareholders on or about March 31, 2000.

REQUIRED VOTES

      Approval of the confirmation of Ernst & Young LLP as the independent auditors requires a majority of the votes cast at the meeting by the holders of the shares of Gray class A common stock and class B common stock, voting together as a single class. Election of directors requires a plurality of votes cast at the meeting by the holders of the shares of Gray class A common stock and class B common stock, voting together as a single class.

RECORD DATE AND VOTING RIGHTS

      The Gray board of directors has fixed the close of business on March 21, 2000 as the record date for determining holders of Gray class A common stock and class B common stock entitled to notice of, and to vote at, the meeting. Only holders of record of Gray class A common stock and class B common stock on that date will be entitled to notice of, and to vote at, the meeting. On the record date, 6,834,967 shares of Gray class A common stock and 8,634,741 shares of Gray class B common stock were outstanding and entitled to vote. Each record holder of Gray class A common stock on the record date is entitled to cast 10 votes per share and each record holder of Gray class B common stock on the record date is entitled to cast one vote per share, in each case, exercisable in person, telephonically, by Internet or by properly executed proxy, on each matter properly submitted for the vote of the shareholders at the meeting.

      The presence, in person or by properly executed proxy, of the holders of a majority of the votes represented by the outstanding Gray class A common stock and class B common stock entitled to vote at the meeting is necessary to constitute a quorum and transact business at the meeting. Abstentions or broker non-votes will be counted for purposes of determining a quorum, but are not counted as votes cast on any matter to which they relate.

VOTING AND REVOCATION OF PROXIES

      All shares of Gray class A common stock and class B common stock that are entitled to vote and are represented at the meeting by valid proxies, and not duly and timely revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted "for" the election of the directors specified in this proxy statement and the confirmation of Ernst & Young LLP as the independent auditors of Gray. If any other matters are properly presented for consideration at the meeting, including consideration of a motion to adjourn or postpone the meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their best judgment.

      A Gray shareholder may revoke his or her proxy at any time before its use by delivering to the Secretary of Gray, a signed notice of revocation or a later, dated, signed proxy or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute the revocation of a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to:
Gray Communications Systems, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, Attention: Corporate Secretary.

      The cost of solicitation of proxies will be paid by Gray. In addition to solicitation by mail, proxies may be solicited in person by directors, officers and employees of Gray, without additional compensation, and by telephone, telegram, facsimile or similar method. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. Gray will, upon request, reimburse them for their reasonable expenses in doing so.

                        PROPOSAL 1: ELECTION OF DIRECTORS
NOMINEES

      At the shareholder meeting, nine directors are to be elected to hold office (subject to Gray's bylaws) until the next annual meeting of shareholders and until their successors have been elected and qualified. In case any nominee listed in the table below should be unavailable for any reason, which management of Gray has no reason to anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by management prior to or at the meeting, or, if no substitute is selected by management prior to or at the meeting, a motion to reduce the membership of the board to the number of nominees available will be presented. Gray's board of directors recommends that its shareholders vote "for" the election of those directors specified in this proxy statement.

      Set forth below is information concerning each of the nominees.



                               DIRECTOR
            NAME                 SINCE       AGE                             POSITION
-----------------------       --------     ------  --------------------------------------------------
J. Mack Robinson              1993          76      Director, President and Chief Executive Officer
Robert S. Prather, Jr.        1993          55      Director and Executive Vice President-Acquisitions
William E. Mayher, III        1990          61      Chairman of the Board of Directors
Richard L. Boger              1991          53      Director
Hilton H. Howell, Jr.         1993          38      Director
Zell Miller                   1999          68      Director
Howell W. Newton              1991          53      Director
Hugh Norton                   1987          67      Director
Harriett J. Robinson          1997          69      Director

      J. MACK ROBINSON has been Gray's President and Chief Executive Officer since 1996. Mr. Robinson has served as Chairman of the Board of Bull Run Corporation, a principal stockholder of Gray, since 1994, Chairman of the Board and President of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1958, President of Atlantic American Corporation, an insurance holding company, from 1988 until 1995 and Chairman of the Board of Atlantic American Corporation since 1974. He serves as a director of the following companies: Bankers Fidelity Life Insurance Company, American Independent Life Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company and American Safety Insurance Company. He is director emeritus of Wachovia Corporation. He is the Chairman of the Executive Committee and a member of the Management Personnel Committee of Gray's Board of Directors. Mr. Robinson is the husband of Harriett J. Robinson and the father-in-law of Hilton H. Howell, Jr.

      ROBERT S. PRATHER, JR. has been Executive Vice President-Acquisitions of Gray since 1996. He has served as President and Chief Executive Officer and a director of Bull Run Corporation, a principal stockholder of Gray, since 1992. He serves as a director of the following companies:

Host Communications, Inc., Universal Sports America, Inc., Rawlings Sporting Goods Company, Inc. and The Morgan Group, Inc. He is a member of the Executive Committee and Management Personnel Committee of Gray's Board of Directors.

      WILLIAM E. MAYHER, III was a neurosurgeon in Albany, Georgia from 1970 to 1998. He also serves as a director of the following: Medical College of Georgia Foundation, American Association of Neurological Surgeons, Gaston Loughlin, Inc. and Palmyra Medical Centers. Dr. Mayher is a member of the 1992 Long Term Incentive Plan Committee, Executive Committee and Management Personnel Committee of Gray's Board of Directors and has served as Chairman of Gray's Board of Directors since August 1993.

      RICHARD L. BOGER has been President and Chief Executive Officer of Export Insurance Services, Inc., an insurance organization, and a director of CornerCap Group of Funds, a "Series" investment company since prior to 1992. Mr. Boger is a member of the Audit Committee and Executive Committee of Gray's Board of Directors and he is Chairman of the Management Personnel Committee and the 1992 Long Term Incentive Plan Committee of Gray's Board of Directors.

      HILTON H. HOWELL, JR. has been President and Chief Executive Officer of Atlantic American Corporation, an insurance holding company, since 1995 and Executive Vice President from 1992 to 1995. He has been Executive Vice President and General Counsel of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1991, and Vice Chairman of Bankers Fidelity Life Insurance Company and Georgia Casualty & Surety Company since 1992. He has been a director, Vice President and Secretary of Bull Run Corporation, a principal stockholder of Gray, since 1994. He also serves as a director of the following companies: Atlantic American Corporation, Bankers Fidelity Life Insurance Company, Delta Life Insurance Company, Delta Fire and Casualty Insurance Company, Georgia Casualty & Surety Company, American Southern Insurance Company, American Safety Insurance Company, Association Casualty Insurance Company and Association Risk Management General Agency. He is the son-in-law of J. Mack Robinson and Harriett J. Robinson.

      ZELL MILLER was Governor of Georgia from January 1991 to January 1999. He also serves as Chairman of the Board of Kollmann USA Inc. and as a director of the following companies: Post Properties, Inc., Georgia Power Company, United Community Banks, Inc., EZGOV.com, Overseas Private Investment Corporation and Law Companies Group. He is a professor at Young Harris College and a Distinguished Professor of Higher Education of the University of Georgia. Mr. Miller is a member of the Audit Committee of Gray's Board of Directors.

      HOWELL W. NEWTON has been President and Treasurer of Trio Manufacturing Co., a textile manufacturing company since 1978. Mr. Newton is Chairman of the Audit Committee of Gray's Board of Directors.

      HUGH NORTON has been President of Norco, Inc., an insurance agency since 1973. He is one of the founders and directors of Community Bank of Georgia. Mr. Norton is also a real estate developer in Destin, Florida. He is a member of the 1992 Long Term Incentive Plan Committee and Management Personnel Committee of Gray's Board of Directors.

      HARRIETT J. ROBINSON has been a director of Atlantic American
Corporation since 1989. Mrs. Robinson has also been a director of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1967. Mrs. Robinson is the wife of J. Mack Robinson and the mother-in-law of Hilton H. Howell, Jr.

COMPLIANCE WITH SECTION 16 (A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16 (a) of the Securities Exchange Act of 1934 requires the directors, executive officers and persons who own more than 10 percent of a registered class of a company's equity securities to file with the Securities and Exchange Commission (the
"SEC") initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of such class of equity securities. Such officers, directors and greater than 10 percent shareholders of a company are required by SEC regulations to furnish the company with copies of all such Section 16(a) reports that they file.

      To Gray's knowledge, based solely on its review of the copies of such reports furnished to Gray during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10 percent beneficial owners were met.

BOARD COMMITTEES AND MEMBERSHIP

      The Gray Board has an Executive Committee. The Executive Committee has and may exercise all the lawful authority of the full Board of Directors in the management and direction of the affairs of Gray in all cases in which specific direction shall not have been given by the Board of Directors. All actions by the Executive Committee are subject to revision and alteration by the Board of Directors provided that no rights of third parties shall be affected by any such revision or alteration. The Executive Committee held one meeting during 1999. The members of the Executive Committee are Messrs. Boger, Mayher, Prather and Robinson.

      The Gray board has an Audit Committee, the purpose of which is to review and evaluate the results and scope of the audit and other services provided by Gray's independent auditors, as well as Gray's accounting principles and system of internal accounting controls, and to review and approve any transactions between Gray and its directors, officers or significant shareholders. The Audit Committee held two meetings during 1999. The members of the Audit Committee are Messrs. Boger, Miller and Newton.

      The Gray board has a Management Personnel Committee, the purpose of which is to make recommendations with respect to executive salaries, bonuses and compensation and to serve as the nominating committee with respect to the principal officers and other committees of the board of directors, as well as making nominations respecting membership of the board of directors of Gray. The Management Personnel Committee will consider recommendations for nominees for directorship submitted by shareholders. Shareholders wishing to recommend director candidates for consideration by the Management Personnel Committee may do so by writing to the Secretary of Gray, giving the candidate's name, biographical data and qualifications. The Management Personnel Committee held three meetings in 1999, and its members are Messrs. Boger, Mayher, Norton, Prather and Robinson.

      The Gray board has a 1992 Long Term Incentive Plan Committee, the purpose of which is to make recommendations concerning grants of stock options, awards and grants with respect to the 1992 Long Term Incentive Plan. The 1992 Long Term Incentive Plan Committee held one meeting in 1999, and its members are Messrs. Boger, Mayher and Norton.

      Gray does not have a nominating committee. The Gray board held four meetings during 1999. During 1999, each of the directors attended at least 75% of the aggregate number of meetings of the board and meetings of all committees of the board on which such directors served.

SHARE OWNERSHIP

      The following table sets forth certain information regarding the ownership of Gray class A common stock and class B common stock as of March 21, 2000 by
(i) any person who is known to Gray to be the beneficial owner of more than five percent of the Gray class A common stock or the class B common stock, (ii) all directors, (iii) all executive officers named in the Summary Compensation Table herein and (iv) all directors and executive officers as a group. Warrants and options to acquire Gray class A common stock or class B common stock included in the amounts listed below are currently exercisable or will be exercisable within 60 days of March 21, 2000.




                                                   CLASS A                     CLASS B
                                                 COMMON STOCK                COMMON STOCK              COMBINED
                                             BENEFICIALLY OWNED          BENEFICIALLY OWNED         VOTING PERCENT
                                           -----------------------      ----------------------        OF COMMON
                 NAME                        SHARES        PERCENT       SHARES        PERCENT          STOCK
----------------------------------------   -------------  --------      ---------     --------    ----------------
Robert A. Beizer (1)                                 -0-      0.0%         44,266         *               *
Richard L. Boger (1)                             10,726       *            16,865         *               *
Ray M. Deaver (2)                                    -0-      0.0%        426,373        4.9%             *
Hilton H. Howell, Jr. (1), (3), (4), (5)      3,623,032      46.1%        189,997        2.2%            41.8%
Wayne M. Martin (1)                               7,224       *            12,063         *               *
William E. Mayher, III (1)                       13,500       *            18,750         *               *
Zell Miller (1)                                      -0-      0.0%          7,500         *               *
Howell W. Newton (1)                              2,625       *             9,500         *               *
Hugh Norton (1)                                  13,500       *            18,750         *               *
Robert S. Prather, Jr. (3), (6)               3,226,323      41.2%         99,800        1.1%            37.2%
Harriett J. Robinson (1), (3), (5), (7)       4,631,632      56.9%        250,600        2.9%            51.7%
J. Mack Robinson (1), (3), (5), (8)           4,631,632      56.9%        250,600        2.9%            51.7%
James C. Ryan                                        -0-      0.0%          2,236         *               *
Thomas J. Stultz (1)                              2,250       *            25,641         *               *
Bull Run Corporation (9)                      3,007,647      38.4%         11,750         *              34.6%
The Capital Group Companies, Inc. (10)               -0-      0.0%        466,600        5.4%             *
Mario J. Gabelli (11)                                -0-      0.0%      1,215,299       14.1%             1.6%
George H. Nader (12)                            359,998       5.3%             -0-       0.0%             4.7%
Shapiro Capital Management Company,
    Inc. (13)                                    11,350       *         1,807,914       20.9%             2.5%
LBJ Co. Inc. (14)                                    -0-      0.0%        645,531        7.5%             *
All directors and executive officers
    as a group                                4,993,958      61.4%      1,092,841       12.3%            56.5%

*        Less than 1%.

(1) Includes options to purchase Gray class B common stock as follows: each of Messrs. Boger, Howell, Mayher, Newton, Norton, Miller and Mrs. Robinson - 7,500 shares of Gray class B common stock; Mr. Martin - 11,250 shares of Gray class B common stock; Mr. Beizer - 43,500 shares of Gray class B common stock and Mr. Stultz - 22,500 shares of Gray class B common stock.

(2) Includes 220,853 shares of Gray class B common stock owned by Mr. Deaver's wife, over which he disclaims beneficial ownership.

(3) Includes 2,017,647 shares of Gray class A common stock and 11,750 shares of Gray class B Stock owned by Bull Run Corporation and warrants to purchase 990,000 shares of Gray class A common stock by Bull Run Corporation as described in footnote (9) below, because Messrs. Howell, Prather and Robinson are directors and officers of Bull Run Corporation and Messrs. Prather and Robinson are principal shareholders of Bull

         Run Corporation and Mrs. Robinson is the spouse of Mr. Robinson and, as such, may be deemed to be beneficial owners of such shares. Each of Messrs. Howell, Prather, Robinson and Mrs. Robinson disclaims beneficial ownership of the shares owned by Bull Run Corporation.

(4) Includes 58,575 shares of Gray class A common stock owned by Mr. Howell's wife, over which he disclaims beneficial ownership.

(5) Includes as to Messrs. Robinson and Howell and Mrs. Robinson, an aggregate of 490,060 shares of Gray class A common stock and 6,000 shares of Gray class B common stock owned by certain companies of which Mr. Howell is an officer and a director. Mr. Robinson is also an officer, director and a principal or sole shareholder and Mrs. Robinson is also a director of these companies. Also includes warrants to purchase 31,500 shares of Gray class A common stock by one of the above described companies.

(6) Includes 225 shares of Gray class A common stock and 100 shares of Gray class B common stock owned by Mr. Prather's wife, over which he disclaims beneficial ownership. Includes options to purchase 75,000 shares of Gray class B common stock.

(7) Includes (1) an aggregate of 381,975 shares of Gray class A common stock and 92,950 shares of Gray class B common stock, options to purchase 75,000 shares of Gray class B common stock and warrants to purchase 63,000 shares of Gray class A common stock owned by Mrs. Robinson's husband, as to which Mrs. Robinson disclaims beneficial ownership; (2) warrants to purchase 94,500 shares of Gray class A common stock; (3) 256,950 shares of Gray class A common stock, 40,000 shares of Gray class B common stock and warrants to purchase 126,000 shares of Gray class A common stock owned by Mrs. Robinson, as trustee for their daughters, as to which Mrs. Robinson disclaims beneficial ownership. Mrs. Robinson's address is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(8) Includes (1) options to purchase 75,000 shares of Gray class B common stock; (2) warrants to purchase 63,000 shares of Gray class A common stock held by Mr. Robinson and (3) 436,950 shares of Gray class A common stock and 57,400 shares of Gray class B common stock owned by Mr. Robinson's wife directly and as trustee for their daughters, warrants to purchase 220,500 shares of Gray class A common stock held by Mr. Robinson's wife directly and as trustee for their daughters, as to which securities Mr. Robinson disclaims beneficial ownership. Mr. Robinson's address is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(9) Includes warrants to purchase 990,000 shares of Gray class A common stock. The address of Bull Run Corporation is 4370 Peachtree Road NE, Atlanta, Georgia 30319.

(10) This information was furnished to Gray on a Schedule 13G filed by The Capital Group Companies, Inc. and Capital Guardian Trust Company. Capital Guardian Trust Company, a wholly owned subsidiary of The Capital Group Companies, Inc., is the beneficial owner of these shares as a result of its serving as the investment manager of various institutional accounts, but has authority to vote only 172,750 shares of Gray class B common stock. The address of The Capital Group Companies, Inc. and Capital Guardian Trust Company is 333 South Hope Street, Los Angeles, California 90071.

(11) This information was furnished to Gray on a Schedule 13D filed by Gabelli Funds, Inc. and also by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer. The Schedule 13D reports the beneficial ownership of Gray class B common stock as follows: Gabelli Advisors, Inc. - 9,200 shares; Gabelli Funds, LLC - 538,300 shares; GAMCO Investors, Inc. - 643,049 shares; and Gabelli International Limited - 24,750 shares. GAMCO Investors, Inc. only has the authority to vote 619,799 of the shares beneficially held by it. The address of Mr. Gabelli and Gabelli Funds, Inc. is One Corporate Center, Rye, New York 10580.

(12) Mr. Nader's address is P.O. Box 271, 1011 Fifth Avenue, West Point, Georgia 31833.

(13) This information was furnished to Gray on a Schedule 13G filed by Shapiro Capital Management Company, Inc. The address of Shapiro Capital Management Company, Inc. is 3060 Peachtree Road NW, Atlanta, Georgia 30306.

(14) This information was furnished to Gray on a Schedule 13G filed by LBJ Co. Inc., Norwood Tower, 114 W. 7th St. #300, Austin, Texas 78701

EXECUTIVE COMPENSATION.

      The following table sets forth a summary of the compensation of Gray's President and Chief Executive Officer and the other executive officers whose annual compensation exceeded $100,000 during the year ended December 31, 1999 (the "named executives").


                           SUMMARY COMPENSATION TABLE



                                                                         LONG TERM
                                                                    COMPENSATION AWARDS
                                                              ----------------------------
                                                                              SECURITIES
                                                              RESTRICTED      UNDERLYING
                                 ANNUAL COMPENSATION            STOCK           OPTIONS
       NAME AND           ----------------------------------                                        ALL OTHER
  PRINCIPAL POSITION      YEAR      SALARY ($)     BONUS ($)    AWARDS       SARS (#) (1)       COMPENSATION ($)
------------------------ -----      ---------      ---------    ------     -----------------   -------------------
J. Mack Robinson, (2)     1999        200,000             -0-      -0-           50,000   (3)          21,520   (4)
    President, Chief      1998         72,308             -0-      -0-          125,000   (5)          13,000   (4)
    Executive Officer     1997             -0-            -0-      -0-           75,000   (6)          14,620   (4)
    and a Director

Robert A. Beizer,         1999        222,000             -0-      -0-           10,500   (3)          17,270   (8)
    Vice President-Law    1998        215,000             -0-      -0-           21,000   (5)          13,080   (8)
    & Development         1997        210,000             -0-      -0-           10,500   (7)           6,619   (8)

James C. Ryan, (9)        1999        142,000         25,000       -0-               -0-                3,915   (10)
    Vice President        1998         34,269          5,000       -0-           22,500   (5)          15,603   (10)
    and Chief
    Financial Officer

Thomas J. Stultz,         1999        205,000        150,000       -0-               -0-                7,655   (11)
    Vice President,       1998        196,000         35,000       -0-           22,500   (5)           7,166   (11)
    President-Publishing  1997        187,000         25,000       -0-           22,500   (6)          59,199   (11)
    Division


Wayne M. Martin, (12)     1999        236,000         67,556       -0-               -0-               11,512   (13)
    Regional Vice         1998        219,326        170,454       -0-           11,250   (5)           8,829   (13)
    President-Television


Ray M. Deaver, (14)       1999         53,077         35,000       -0-           15,000   (3)           1,349   (15)
    Regional Vice
    President - Texas

(1) On August 20, 1998, Gray's Board of Directors declared a 50% stock dividend, payable on September 30, 1998, to stockholders of record of the Gray class A common stock and class B common stock on September 16, 1998. This stock dividend was effected by means of a three for two stock split. All applicable share and per share data have been adjusted to give effect to the stock split.

(2) Mr. Robinson was appointed President and Chief Executive Officer of Gray in September 1996, but received no salary for this position until September 1998. In 1998, Mr. Robinson was compensated at an annual salary of $200,000.

(3) Represents stock options to purchase Gray class B common stock under Gray's 1992 Long Term Incentive Plan. These awards are set forth below in detail in the table titled "Option/SAR Grants in 1999."

(4) Represents compensation paid for services rendered as a member of Gray's Board of Directors.

(5) Represents stock options to purchase Gray class A common stock and class B common stock pursuant to Gray's 1992 Long Term Incentive Plan. Also includes options that were previously granted pursuant to this plan that were repriced in 1998.

(6) Represents stock options to purchase Gray class B common stock pursuant to Gray's 1992 Long Term Incentive Plan. This 1997 stock option grant was replaced by a repricing grant, effective December 11, 1998. The December 11, 1998 grant repriced the 1997 grant at a price which approximated the market price of Gray's class B common stock on December 11, 1998. The repriced grant was included in 1998 stock options granted as a 1998 grant.

(7) Represents stock options to purchase Gray class B common stock under Gray's 1992 Long Term Incentive Plan.

(8) $4,000, $8,775 and $4,495 represent payments or accruals by Gray in 1999 for matching contributions to Gray's 401(k) plan, term life insurance premiums and long term disability premiums, respectively. $4,000, $5,589 and $3,491 represent payments or accruals by Gray in 1998 for matching contributions to Gray's 401(k) plan, term life insurance premiums and long term disability premiums, respectively. $4,000 and $2,619 represent payments or accruals by Gray in 1997 for matching contributions to Gray's 401(k) plan and long term disability premiums, respectively.

(9) Mr. Ryan joined Gray on October 1, 1998. In 1998, he was compensated at an annual salary of $135,000.

(10) $3,672 and $243 represent payments or accruals by Gray in 1999 for matching contributions to Gray's 401(k) plan and long term disability premiums, respectively. $15,603 represents payments or accruals by Gray in 1998 for relocation costs.

(11) $4,000, $2,053 and $1,602 represent payments or accruals by Gray in 1999 for matching contributions to Gray's 401(k) plan, term life insurance premiums and long term disability premiums, respectively. $4,000, $1,963 and $1,203 represent payments or accruals by Gray in 1998 for matching contributions to Gray's 401(k) plan, term life insurance premiums and long term disability premiums, respectively. $54,700, $3,596 and $903 represent payments or accruals by Gray in 1997 for relocation costs, matching contributions to Gray's 401(k) plan and long term disability premiums, respectively.

(12) Mr. Martin has served as Gray's Regional Vice President-Television since July 1998. He was also appointed President of WVLT-TV, Gray's subsidiary in Knoxville, Tennessee. Prior to his appointment as an executive officer, Mr. Martin has served as President of Gray Kentucky Television, Inc., a subsidiary of Gray, which operates WKYT-TV, in Lexington, Kentucky and WYMT-TV, in Hazard, Kentucky.

(13) $4,000, $3,600 and $3,912 represent payments or accruals by Gray in 1999 for matching contributions to Gray's 401(k) plan, term life insurance premiums and long term disability premiums, respectively. $4,000, $3,249 and $1,580 represent payments or accruals by Gray in 1998 for matching contributions to Gray's 401(k) plan, term life insurance premiums and long term disability premiums, respectively.

(14) Mr. Deaver joined Gray as Regional Vice President - Texas on October 1, 1999. Since that date, he has also served as President of Gray Communications of Texas, Inc., a subsidiary of Gray, which operates KBTX-TV in Brazos, Texas and KWTX-TV in Waco, Texas. Also since October 1, 1999, Mr. Deaver has served as President of Gray Communications of Texas - Sherman, Inc., a subsidiary of Gray, which operates KXII-TV in Sherman, Texas. In 1999, he was compensated at an annual salary of $230,000.

(15) Represent payments or accruals by Gray for matching contributions to Gray's 401(k) plan.

STOCK OPTIONS GRANTED

      The following table contains information on stock options granted during the year ended December 31, 1999. Under Gray's 1992 Long Term Incentive Plan (the "Incentive Plan"), all officers and key employees are eligible for grants of stock options and other stock-based awards. Options granted are exercisable over a three-year period beginning on the second anniversary of the grant date and expire one month after termination of employment. The total number of shares issuable under the Incentive Plan is not to exceed 1.9 million shares of which 300,000 are Gray class A common stock and 1.6 million are Gray class B common stock, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar changes generally affecting shareholders of Gray.

      The Incentive Plan is administered by the Incentive Plan Committee which consists of members of the Management Personnel Committee of the Board of Directors who are not eligible for selection as participants under the Incentive Plan. The Incentive Plan is intended to provide additional incentives and motivation for Gray's employees. The Incentive Plan Committee, by majority action thereof, is authorized in its sole discretion to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms thereof; and to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, among other things.

       On August 20, 1998, the Board of Directors declared a 50% stock dividend, payable on September 30, 1998, to stockholders of record of the Gray class A common stock and class B common stock on September 16, 1998. This stock dividend was effected by means of a three for two stock split. All applicable share and per share data have been adjusted to give effect to the stock split.

                            OPTION/SAR GRANTS IN 1999



                                                                                             POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                ------------------------------------------------------------    ANNUAL RATES OF
                                    NUMBER OF                                                     STOCK PRICE
                                   SECURITIES        % OF TOTAL                                APPRECIATION FOR
                      CLASS OF     UNDERLYING     OPTIONS GRANTED   EXERCISE OR                OPTION TERM (1)
                       COMMON        OPTIONS      TO EMPLOYEES IN   BASE PRICE   EXPIRATION  --------------------
        NAME            STOCK       GRANTED            1999          ($/SHARE)      DATE       5% ($)     10% ($)
--------------------- --------- ---------------- ----------------- ------------ ------------ ----------- --------
J. Mack Robinson      Class B       50,000             26.9            12.75     11/18/04      176,129    389,200

Robert A. Beizer      Class B       10,500              5.6            14.19      2/12/04       41,157     90,947

James C. Ryan           N/A          N/A                N/A             N/A         N/A          N/A        N/A

Thomas J. Stultz        N/A          N/A                N/A             N/A         N/A          N/A        N/A

Wayne M. Martin         N/A          N/A                N/A             N/A         N/A          N/A        N/A

Ray M. Deaver         Class B       15,000              8.1            12.75     11/18/04       52,839    116,760

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Gray class B common stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect Gray's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Gray class B common stock holdings will be dependent on the timing of such exercise and the future performance of the Gray class B common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

STOCK OPTIONS EXERCISED

      The following table sets forth information about stock options that were exercised during 1999 and the number of shares and the value of grants outstanding as of December 31, 1999 for each named executive.


                       AGGREGATED OPTION EXERCISES IN 1999
                       AND DECEMBER 31, 1999 OPTION VALUES



                                                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                      SHARES                    UNDERLYING UNEXERCISED            IN-THE-MONEY
                          CLASS OF   ACQUIRED                    OPTIONS AT 12/31/99      OPTIONS AT 12/31/99 ($) (1)
                           COMMON       ON        VALUE       --------------------------  ---------------------------
         NAME               STOCK    EXERCISE  REALIZED ($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
 ------------------------ --------- ---------- ------------   -----------  -------------  -----------   -------------
J. Mack Robinson         Class A         -0-       -0-             -0-       10,000            -0-           -0-
                         Class B         -0-       -0-         75,000        90,000            -0-       37,500

Robert A. Beizer         Class B         -0-       -0-         33,000        21,000        76,126            -0-

James C. Ryan            Class B         -0-       -0-             -0-       11,250            -0-           -0-

Thomas J. Stultz         Class B         -0-       -0-         22,500            -0-           -0-           -0-

Wayne M. Martin          Class B         -0-       -0-         11,250            -0-           -0-           -0-

Ray M. Deaver            Class B         -0-       -0-             -0-       15,000            -0-       11,250

(1) Value is based on the closing price of Gray's class A common stock and class B common stock of $17.69 and $13.50, respectively at December 31, 1999, less the exercise price.

RETIREMENT PLAN

      The Company sponsors a defined benefit pension plan, intended to be tax qualified, for certain of its employees and the employees of any of its subsidiaries which have been designated as participating companies under the plan. A participating employee who retires on or after attaining age 65 and who has completed five years of service upon retirement may be eligible to receive during his lifetime, in the form of monthly payments, an annual pension equal to
(i) 22% of the employee's average earnings for the highest five consecutive years during the employee's final 10 years of employment multiplied by a factor, the numerator of which is the employee's years of service credited under the plan before 1994 and the denominator of which is the greater of 25 or the years of service credited under the plan, plus (ii) 0.9% of the employee's monthly average earnings for the highest five consecutive years in the employee's final 10 years of employment added to 0.6% of monthly average earnings in excess of Social Security covered compensation, multiplied by the employee's years of service credited under the plan after 1993, with a maximum of 25 years minus years of service credited under (i) above. For participants as of December 31, 1993, there is a minimum benefit equal to the projected benefit under (i) at that time. For purposes of illustration, pensions estimated to be payable upon retirement of participating employees in specified salary classifications are shown in the following table:
                               PENSION PLAN TABLE

                                                                YEARS OF SERVICE
                            -----------------------------------------------------------------------------------------
     REMUNERATION (1)            10             15             20             25             30             35
--------------------------- -------------- -------------- -------------- -------------- -------------- --------------
 $   15,000                    $  1,338       $  1,998       $  2,658       $  3,318       $  3,300       $  3,300
     25,000                       2,230          3,330          4,430          5,530          5,500          5,500
     50,000                       5,070          7,270          9,470         11,670         11,000         11,000
     75,000                       8,200         11,500         14,800         18,100         16,500         16,500
    100,000                      11,330         15,730         20,130         24,530         22,000         22,000
    150,000                      17,590         24,190         30,790         37,390         33,000         33,000
    200,000                      19,890         28,690         37,490         46,290         37,342         36,457
    250,000 and above            20,567         30,213         39,858         49,504         40,725         39,961

(1)    Five-year average annual compensation.

      Employees may become participants in the plan, provided that they have attained age 21 and have completed one year of service. Average earnings are based upon the pension compensation paid to a participating employee by a participating company. Pension compensation for a particular year as used for the calculation of retirement benefits includes salaries, overtime pay, commissions and incentive payments received during the year and the employee's contribution to the Capital Accumulation Plan (as defined herein). Pension compensation for 1999 differs from compensation reported in the Summary Compensation Table in that pension compensation includes any annual incentive awards received in 1999 for services in 1998 rather than the incentive awards paid in 2000 for services in 1999. The maximum annual compensation considered for pension benefits under the plan in 1999 was $160,000.

      Benefits are computed on a straight life annuity basis and are not subject to any deduction for Social Security or other offset amounts.

       As of December 31, 1999, the named executive officers of Gray have the following years of credited service:


               NAME                       YEARS OF CREDITED SERVICE
         ----------------                 -------------------------
         J. Mack Robinson                           1
         Robert A. Beizer                           3
         James C. Ryan                              1
         Thomas J. Stultz                           3
         Wayne M. Martin                            5
         Ray M. Deaver                              0


CAPITAL ACCUMULATION PLAN

      Effective October 1, 1994, Gray adopted the Gray Communications Systems, Inc. Capital Accumulation Plan (the "Capital Accumulation Plan") for the purpose of providing additional retirement benefits for substantially all employees. The Capital Accumulation Plan is intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended.

      Contributions to the Capital Accumulation Plan are made by the employees of Gray. The Company matches a percentage of each employee's contribution which does not exceed 6% of the employee's gross pay. The percentage match is declared by the Board of Directors before the beginning of each calendar year and is made with a contribution of the Gray class B common stock. The percentage match declared for the year ended December 31, 1999 was 50%. The Company's matching contributions vest based upon an employee's number of years of service, over a period not to exceed five years.

COMPENSATION OF DIRECTORS

      The standard arrangement for directors' fees is set forth in the table below.


                                        DESCRIPTION                                        AMOUNT
         ---------------------------------------------------------                         -------
         Chairman of the Board annual retainer fee                                         $18,000
         Director's annual retainer fee                                                     12,000
         Director's fee per board of director's meeting                                      1,000
         Chairman of the Board fee per board of director's meeting                           1,200
         Committee Chairman fee per committee meeting                                        1,200
         Committee member fee per committee meeting                                          1,000

      Directors are paid 40% of the above fee arrangement for participation by telephone in any meeting of the board of directors or any committee thereof.

      In addition, Gray has a Non-Qualified Stock Option Plan for non-employee directors that currently provides for the annual grant of options to purchase up to 7,500 shares of Gray class B common stock at a price per share equal to the market price at the time of grant. Such options are exercisable until the end of the first month following the close of the fiscal year of the grant.

EMPLOYMENT AGREEMENTS

      Robert A. Beizer and Gray entered into an employment agreement dated February 12, 1996, for a two-year term which automatically extends for three successive one-year periods, subject to certain termination provisions. The agreement provides that Mr. Beizer shall be employed as Vice President for Law and Development of Gray with an initial annual base salary of $200,000 and a grant of options to purchase 22,500 shares of Gray class A common stock with an exercise price of $12.917 per share under the Incentive Plan at the inception of his employment. In December 1996, the Board of Directors approved an amendment to Mr. Beizer's contract which replaced this option with the grant of an option to purchase 22,500 shares of Gray class B common stock with an exercise price of $10.583 per share. The amended Agreement provides that Mr. Beizer's base salary shall be increased yearly based upon a cost of living index and he will receive non-qualified options to purchase 10,500 shares of Gray class B common stock annually during the term of the agreement at an exercise price per share equal to the fair market value of the Gray class B common stock on the date of the grant. Accordingly, on February 12, 1997, 1998, 1999 and 2000 , he was granted options to purchase an additional 10,500 shares of Gray class B common stock at $12.50, $14.50, $14.19 and $13.00 per share, respectively. All options granted are exercisable over a three-year period beginning upon the second anniversary of the grant date. If Mr. Beizer's employment is terminated without cause, as defined in the agreement, he will be entitled to one year's salary as severance pay. If there is a "change of control" of Gray, Mr. Beizer will be paid a lump sum amount equal to his then current base salary for the remaining term of the agreement and will be granted any remaining stock options to which he would have been entitled. For purposes of the agreement, "change of control" is defined as any change in the control of Gray that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934. Mr. Beizer has agreed that during the term of his agreement and for two years thereafter, he will be subject to certain non-competition provisions.

      Ray M. Deaver and Gray entered into an employment agreement dated October 1, 1999 for a three year period ending on December 31, 2002. The agreement provides that Mr. Deaver shall be employed as Regional Vice President - Texas with an initial annual base salary of $230,000 and a grant of options to purchase 15,000 shares of Gray Class B Common Stock with an exercise price of $12.75 per share. The Option is exercisable over a three year period beginning upon the second anniversary of the grant date. The agreement provides that Mr. Deaver shall be entitled to receive a bonus of $125,000 for each year of his employment that television stations KWTX, KBTX, and KXII attain budget goals as set annually by Gray. The budget goals will be calculated in the aggregate. In addition, Mr. Deaver shall be entitled to receive 10% of any amount by which those three stations in the aggregate exceed the budget goals. Mr. Deaver has agreed that during the term of his agreement and for two years thereafter, he will be subject to certain confidentiality - non-disclosure provisions of the agreement. He has also agreed that the during the term of his agreement and for a one year period thereafter, he will be subject to certain non-competition provisions of the agreement. In addition, if Mr. Deaver's employment is terminated without cause as defined in the agreement, he is entitled to one year's salary as severance pay.

      Wayne M. Martin has a written commitment with Gray that if control of Gray changes while he is an officer and manager at Gray, he will be entitled to one year severance pay if the new control group does not retain him with a similar compensation and position.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Richard L. Boger, William E. Mayher, III, Robert S. Prather, Jr., Hugh Norton and J. Mack Robinson are the members of the Management Personnel Committee which serves as the Compensation Committee of Gray. Mr. Robinson is President and Chief Executive Officer and Mr. Prather is Executive Vice President-Acquisitions of Gray.

      J. Mack Robinson, President and Chief Executive Officer of Gray serves on the Compensation Committee of Bull Run Corporation, a principal stockholder of Gray. Robert S. Prather, Jr., President of Bull Run Corporation and Executive Vice President-Acquisitions of Gray serves on the Compensation Committee of Gray.

      Gray Kentucky Television, Inc., a subsidiary of Gray ("Gray Kentucky"), is a party to a rights sharing agreement with Host Communications, Inc., a wholly owned subsidiary of Bull Run ("Host"), and certain other parties not affiliated with Gray. Pursuant to this agreement, the parties agreed to exploit Host's rights to broadcast and market certain University of Kentucky football and basketball games and related activities. Pursuant to such agreement, Gray Kentucky is licensed to broadcast certain University of Kentucky football and basketball games and related activities. Under this agreement, Gray Kentucky also provides Host with production and certain marketing services and Host provides accounting and various marketing services. During the year ended December 31, 1999, Gray received approximately $150,000 from this joint venture. See "Certain Relationships and Related Transactions" for a description of certain relationships between Messrs. Prather and Robinson and Gray, Bull Run and Host.

      Bull Run currently owns all of the outstanding common and preferred stock of Host. Robert S. Prather, Jr., Executive Vice President-Acquisitions and a member of Gray's Board of Directors, is President, Chief Executive Officer and a member of the Board of Directors of Bull Run and is a member of the board of directors of Host and J. Mack Robinson, President and Chief Executive Officer and a member of the board of directors of Gray is Chairman of the Board of Directors of Bull Run.

      On March 1, 1999, Gray acquired substantially all of the assets of The Goshen News. The Company paid Bull Run a fee of $167,000 for services rendered in connection with the Goshen Acquisition.

      On October 1, 1999, Gray completed its acquisition of all the outstanding capital stock of KWTX Broadcasting Company and Brazos Broadcasting Company, as well as the assets of KXII Broadcasters Ltd. These transactions are referred to herein as the "Texas Acquisitions." The Company paid Bull Run a fee of $1.39 million for advisory services performed for Gray in connection with the Texas Acquisitions. The Company also paid Bull Run a $300,000 advisory fee in connection with Gray's financing arrangements for the Texas Acquisitions.

REPORT OF MANAGEMENT PERSONNEL COMMITTEE

      Gray's executive compensation program is administered by the Management Personnel Committee of the board of directors.

      The goals of Gray's executive compensation program for 1999 were to attract, retain, motivate and reward qualified persons serving as executive officers. To achieve such goals Gray relies primarily on salaries, bonuses, options and other compensation for each of Gray's executive officers, except that the salary of Messrs. Beizer and Deaver are specified in their employment agreements with Gray. Under current policy, the chief executive officer of Gray determines the recommended annual compensation level, including bonuses, for all other officers of Gray and its subsidiaries, and then submits these recommendations to the Management Personnel Committee for its review and approval. Such determinations of the Management Personnel Committee are reported to the full board, which then has the opportunity to consider and amend such determinations concerning the compensation payable to executive officers. In 1999, the full board approved the determinations of the Management Personnel Committee with respect to compensation without making any changes thereto. The Management Personnel Committee's policy for determining an executive's salary, bonus and stock option grants is based on the responsibility of such executive, his or her impact on the operations and profitability of Gray or the business unit for which such executive has operating responsibility and the knowledge and experience of such executive.

      In 1999, the Management Personnel Committee utilized the foregoing criteria to determine executive salaries, bonuses and option grants and such salaries, bonuses and option grants are consistent with the foregoing policy. An executive's annual bonus is based on a percentage of his or her annual base salary. These considerations are subjective in nature and the Management Personnel Committee does not assign relative weights thereto. For 1999, bonuses ranged from 0% to 73% of an executive's base salary. Whether or not a bonus is in fact earned by an executive is linked to the attainment, by Gray or the business unit for which such executive has operating responsibility, of predetermined operating profit targets based on budgeted operating revenues (which is an objective analysis) and the individual's contribution to Gray or the business unit (which is a subjective analysis). The operating profit targets are approved annually by the Management Personnel Committee. When measuring an executive's individual contribution and performance, the Management Personnel Committee examines the factors, as well as qualitative factors that necessarily involve a subjective judgment by the Management Personnel Committee. In making such subjective determination, the Management Personnel Committee does not base its determination on any single performance factor nor does it assign relative weights to factors, but considers a mix of factors, including evaluations of superiors, and evaluates an individual's performance against such mix in absolute terms in relation to other executives at Gray. In deciding whether or not to grant an option to an individual and in determining the number of shares subject to an option so granted, the Management Personnel Committee takes into account subjective considerations, including the level of such executive's position and the individual's contribution to Gray. Although the Management Personnel Committee believes that its compensation structure is similar to that of other comparable communications companies, it did not specifically compare such structure with that of other companies in 1999.

      Mr. Robinson's annual compensation was set by the Management Personnel Committee at $200,000 per annum. In addition, in 1999, he was awarded options for the purchase of up to 50,000 shares of Gray class B common stock in recognition of Gray's overall performance, success in meeting strategic objectives and the Chief Executive Officer's personal leadership and accomplishments.

      Submitted by Management Personnel Committee of the board of directors

         Richard L. Boger, Chairman
         William E. Mayher, III
         Robert S. Prather, Jr.
         Hugh Norton
         J. Mack Robinson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

      J. Mack Robinson, President, Chief Executive Officer and a director of Gray, is Chairman of the Board of Bull Run Corporation and the beneficial owner of approximately 20.3% of the outstanding shares of common stock, par value $.01 per share ("Bull Run Common Stock"), of Bull Run Corporation (including certain shares as to which such beneficial ownership is disclaimed by Mr. Robinson). Robert S. Prather, Jr., Executive Vice President-Acquisitions and a director of Gray, is President, Chief Executive Officer and a director of Bull Run Corporation and the beneficial owner of approximately 9.1% of the outstanding shares of Bull Run Common Stock (including certain shares as to which such beneficial ownership is disclaimed by Mr. Prather). Bull Run Corporation is the owner of 13.1% of the total outstanding common stocks of Gray and 100% of the total outstanding common and preferred stocks of Host. Mr. Prather is also a member of the Board of Directors of Host. Hilton H. Howell, Jr., a director of Gray, is Vice President, Secretary and a director of Bull Run Corporation. See "Compensation Committee Interlocks and Insider Participation" for a description of certain business relationships between Gray and Messrs. Prather and Robinson, Host and Bull Run Corporation.

      On January 28, 1999, Bull Run Corporation acquired 301,119 shares of the outstanding common stock of Sarkes Tarzian, Inc. ("Tarzian") from the Estate of Mary Tarzian (the "Estate") for $10.0 million. The acquired shares (the "Tarzian Shares") represent 33.5% of the total outstanding common stock of Tarzian (both in terms of the number of shares of common stock outstanding and in terms of voting rights), but such investment represents 73% of the equity of Tarzian for purposes of dividends as well as distributions in the event of any liquidation, dissolution or other termination of Tarzian. A single shareholder controls a majority of the voting rights of the Tarzian common stock.

      Tarzian owns and operates two television stations and four radio stations:
WRCB-TV Channel 3 in Chattanooga, Tennessee, an NBC affiliate; KTVN-TV Channel 2 in Reno, Nevada, a CBS affiliate; WGCL-AM and WTTS-FM in Bloomington, Indiana; and WAJI-FM and WLDE-FM in Fort Wayne, Indiana. The Chattanooga and Reno markets rank as the 84th and the 111th largest television markets in the United States, respectively, as ranked by Nielsen.

      On February 12, 1999, Tarzian filed a complaint against Bull Run Corporation and U.S. Trust Company of Florida Savings bank as Personal Representative of the Estate in the United States District Court for the Southern District of Indiana. Tarzian claims that it had a binding and enforceable contract to purchase the Tarzian Shares from the Estate prior to Bull Run Corporation's purchase of the shares, and requested judgment providing that the contract be enforced. On May 3, 1999, the action was dismissed without prejudice against Bull Run Corporation, leaving the Estate as the sole defendant.

      Gray has an agreement with Bull Run Corporation, whereby Gray has the option of acquiring the Tarzian Shares from Bull Run Corporation for $10.0 million plus related costs. Gray has the ability to extend the option period in 30 day increments at a fee of $66,700 per extension and has extended this option period through June 30, 2000. In connection with the option agreement, Gray granted warrants to Bull Run Corporation to purchase up to 100,000 shares of Gray's class B Common Stock at $13.625 per share. The warrants vest immediately upon Gray's exercise of its option to purchase the Tarzian Shares. The warrants expire 10 years following the date at which Gray exercises its option.

PERFORMANCE GRAPH

      The following graph compares the cumulative total return of Gray class A common stock from December 1994 and Gray class B common stock from September 1996 (when the Gray class B common stock first became publicly traded) to December 31, 1999 as compared to the stock market total return indexes for (1) The New York Stock Exchange Market Index and (2) The New York Stock Exchange Industry Index based upon the Television Broadcasting Stations Index on December 31, 1994 and September 1996, respectively.

      The graph assumes the investment of $100 in the Gray class A common stock and class B common stock in the New York Stock Exchange Market Area Index and the NYSE Television Broadcasting Stations Index on December 31, 1994 and September 1996, respectively. Dividends are assumed to have been reinvested as paid.

          COMPARISON OF CUMULATIVE TOTAL RETURN OF GRAY CLASS A COMMON
                   STOCK, NYSE MARKET INDEX AND SIC CODE INDEX



                            12/30/94   12/29/95   12/31/96   12/31/97  12/31/98   12/31/99
                            --------   --------   --------   --------  --------   --------
Gray Communication           100.00     165.48     175.42     244.89    256.94     249.31
TV Broadcasting Stations     100.00     119.01     132.37     172.78    123.86     216.83
NYSE Market Index            100.00     129.66     156.20     205.49    244.52     267.75

          COMPARISON OF CUMULATIVE TOTAL RETURN OF GRAY CLASS B COMMON
                  STOCK, NYSE MARKET INDEX AND SIC CODE INDEX



                             9/24/96   12/31/96   12/31/97   12/31/98  12/31/99
                            --------   --------   --------   --------  --------
Gray Communication           100.00      87.29     132.74     106.16    105.31
TV Broadcasting Stations     100.00      97.87     127.75      91.58    160.32
NYSE Market Index            100.00     106.91     140.66     167.37    183.27







               PROPOSAL 2: CONFIRMATION OF APPOINTMENT OF AUDITORS

      The Gray board of directors recommends that the shareholders confirm the appointment of Ernst & Young LLP to audit the books and accounts of Gray for the year ending December 31, 2000.

      Representatives of Ernst & Young LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

                              SHAREHOLDER PROPOSALS

      If a Gray shareholder notifies Gray after February 14, 2001 of an intent to present a proposal at Gray's 2001 Annual Meeting, the Board of Directors of Gray will have the right to exercise its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials. Shareholder proposals to be presented at the 2001 Annual Meeting must be received by Gray on or before December 2, 2000 for inclusion in the proxy statement and proxy card relating to that meeting. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.

                   PROXY - GRAY COMMUNICATIONS SYSTEMS, INC.
                 Annual Meeting of Shareholders - May 25, 2000

         The undersigned hereby appoints William E. Mayher III and J. Mack Robinson, and each of them, with full power to appoint his substitute, attorneys and proxies to represent the undersigned shareholder and to vote and act with respect to all shares that the undersigned shareholder is entitled to vote on all matters which come before the annual meeting of shareholders of Gray Communications Systems, Inc. referred to above and at any adjournment of that meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.




               (CONTINUED AND TO BE SIGNED, ON THE REVERSE SIDE)




                            - FOLD AND DETACH HERE -




Dear Shareholder:

Gray Communications Systems, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number. The control number is the series of numbers printed in the box on the bottom right corner of the other side of this card. This control number must be used to access the system.

1. To vote over the Internet:

         - Log on to the Internet and go to the website http://www.eproxy.com/gcs

2. To vote over the telephone:

         - On a touch-tone telephone call 1-800-840-1208, 24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                                                                     Please mark
                                                                    your vote as
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.                       indicated in
                                                                    this example

1. Election of Directors
Nominees:               FOR          WITHHELD
01. Richard L. Boger        02. Milton H. Howell      03. William E. Mayher, III
04. Zell Miller             05. Howell W. Newton      06. Hugh Norton
07. Robert S. Prather, Jr.  08. Harriett J. Robinson  09. J. Mack Robinson

To withhold authority to vote for any individual nominee(s) write his or their names in the following space:_______________

2. To confirm the appointment
   of Ernst & Young LLP as      FOR          AGAINST           ABSTAIN
   independent auditors of
   Gray for the year ending
   December 31, 2000.

     By checking the box to the right, I consent to future access of the Annual Report, Proxy Statements, Prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, ChaseMellon Shareholder Services, L.L.C., Ridgefield Park, NJ. I also understand that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

Signature(s)______________________ Signature(s)_____________________ Date_______
NOTE: Please sign exactly as your name appears on this proxy. If signed for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

                             -FOLD AND DETACH HERE-

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK --- EASY --- IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208 ANYTIME.
               THERE IS NO CHARGE TO YOU FOR THIS CALL.
               You will be asked to enter the Control Number located in the lower right of this form.

OPTION A:      To vote as the Board of Directors recommends on ALL items, press 1.

OPTION B:      If you choose to vote on each item separately, press 0. You will hear these instructions:

               ITEM 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

               ITEM 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN press 0. The instructions are the same for all remaining items to be voted.

             WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.

                             THANK YOU FOR VOTING.

        VOTE BY INTERNET:  THE WEB ADDRESS IS http://www.eproxy.com/gcs

Call Toll Free On A Touch-Tone Telephone
        1-800-840-1208 - ANYTIME